                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 11                                   Trade Date: 03/25/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 03/28/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is March 26, 2002



       CUSIP
         or
      Common Code           Principal Amount          Interest Rate           Maturity Date         Price to Public
      -----------           ----------------          -------------           -------------         ---------------
       91131UDH4              $9,497,000.00              5.00%                   12/15/07                 100%


    Interest Payment
       Frequency                                       Subject to              Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption            (including the redemption price)
    ----------------        -----------------          ----------             --------------------------------
        04/15/02                   Yes                     Yes                         100% 03/15/03
        monthly                                                                  semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------           -------------           -----------                ------              -----------
     $9,383,036.00             $113,964.00               $1.75             ABN AMRO Financial
                                                                              Services, Inc.
